EXHIBIT 3.60
ARTICLES OF INCORPORATION
OF
HHC ATLANTIC SHORES, INC.
     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Florida Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE I
     The name of the corporation is HHC Atlantic Shores, Inc.
ARTICLE II
     The principal place of business and mailing address of the corporation is:
1500 Waters Ridge Drive
Lewisville, Texas 75057
ARTICLE III
     The purposes for which the corporation is organized are:
Mental health services and the transaction of any or all lawful business or activity for which corporations may be incorporated under the Florida Business Corporation Act.
ARTICLE IV
     The aggregate number of shares which the corporation shall have authority to issue is 1,000 with a par value of $1.00 per share. Each share of stock shall have identical rights and privileges in every respect.
ARTICLE V
     The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

NAME	ADDRESS
David K. White	1500 Waters Ridge Drive
Lewisville, Texas 75057

NAME	ADDRESS
John E. Pitts	1500 Waters Ridge Drive
Lewisville, Texas 75057

David K. Meyercord	1500 Waters Ridge Drive
Lewisville, Texas 75057
ARTICLE VI
     The name and Florida street address of the initial registered agent is: CT Corporation System, 1200 South Pine Island Road, Plantation, Florida 33324.
ARTICLE VII
     The name and address of the incorporator is:

NAME	ADDRESS
Thomas W. Burton, Esq.	Strasburger & Price, LLP
901 Main Street, Suite 4400
Dallas, Texas 75202
ARTICLE VIII
     Except to the extent such power may be modified or divested by an action of the shareholders representing the majority of the issued and outstanding shares of the capital stock of the corporation taken at any regular or special meeting of shareholders, the power to adopt, alter, amend or repeal the bylaws of the corporation shall be vested in the shareholders.
ARTICLE IX
     With respect to any matter, other than the election of the board of directors, for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Florida Business Corporation Act, and notwithstanding that such Act may require a portion of the shares entitled to vote that exceeds that specified in this Article, the act of the shareholders on the matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by such Act.
ARTICLE X
     To the full extent permitted by Florida law, no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director’s capacity as a director of the corporation. The foregoing elimination of liability to the corporation and its shareholders for monetary damages shall not be deemed exclusive of any other right or limitations of liability or indemnity to which a director may be entitled under any other provision of the Articles of Incorporation or Bylaws of the corporation, contract or agreement, vote of shareholders and/or disinterested directors of the corporation, or otherwise.
ARTICLE XI
     Any action required by the Florida Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of shareholders of the corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Any such written consent must be dated, signed and delivered in the manner required by, and shall be effective for the period specified by the Florida Business Corporation Act, as amended, and the taking of any such action by written consent shall be subject to satisfaction of all applicable requirements of such Act.
     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.
     IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of September, 2005.

/s/ Thomas W. Burton
Thomas W. Burton, Incorporator

     Having been named as registered agent to accept service of process for the above stated corporation at the place designated in these Articles, the undersigned is familiar with and accepts the appointment as registered agent and agrees to act in this capacity.
CT Corporation System

By: /s/ Michael E. Jones	9/20, 2005

Signature of Registered Agent	Date

Articles of Amendment
to
Articles of Incorporation
of
HHC ATLANTIC SHORES, INC.
(Name of corporation as currently filed with the Florida Dept. of State)
(Document number of corporation (if known)
Pursuant to the provisions of sect ion 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments) to its Articles of Incorporation:
NEW CORPORATE NAME (if changing):
HHC PROSPECT, INC.

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P. A.”)
AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)
If an amendment provides for exchange, rcclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)
N/A
(continued)

The date of each amendment(s) adoption:    September 28, 2005

Effective date if applicable:	N/A

(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)
☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
     “The number of votes cast for the amendment(s) was/were sufficient for approval by                                                             .”
                                                                                                                                        (voting group)
☑	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ David K. Meyercord

(By a director, president or other officer — if directors or officers have not been selected, by an incorporates — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

DAVID K. MEYERCORD

(Typed or printed name of person signing)

DIRECTOR

(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of
HHC PROSPECT, INC.
(Name of corporation as currently filed with the Florida Dept. of State)
(Document number of corporation (if known)
Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:
NEW CORPORATE NAME (if changing):
HHC FOCUS FLORIDA, INC.

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)
AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)
If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)
N/A
(continued)

The date of each amendment(s) adoption:    NOVEMBER 17, 2005

Effective date if applicable:	N/A

(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)
☑	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):
     “The number of votes cast for the amendment(s) was/were sufficient for approval by                                                              .”
                                                                                                                                        (voting group)
☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ David K. Meyercord

(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

DAVID K. MEYERCORD

(Typed or printed name of person signing)

EXECUTIVE VICE PRESIDENT

(Title of person signing)